ROSS MILLER
Secretary to State
202 North Carson Street
Carson City, Nevada  89701-4201
(775) 684-5708
Website:  www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1)      Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" by 11" blank sheet containing the required information for each additional entity.

Amazon Goldsands Ltd.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging

Jurisdiction	Entity type*

Name of merging

Jurisdiction	Entity type*

    and,

Finmetal Mining Ltd.
Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type*

*  Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Articles of Merger
(PURSUANT TO NRS 92A.200)

2)       Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if foreign entity is the survivor in the merger - NRS 92A.1 90):

                                         Attn:

                                         c/o:

3)      (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)     Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

a.      Owner's approval was not required from

Amazon Goldsands Ltd.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Finmetal Mining Ltd.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Articles of Merger
(PURSUANT TO NRS 92A.200)

b.     The plan was approved by the required consent of the owners of*:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

*Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Articles of Merger
(PURSUANT TO NRS 92A.200)

c.      Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Articles of Merger
(PURSUANT TO NRS 92A.200)

5)     Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1 is hereby amended in its entirety to read:

Article 1:   Name

"The name of the corporation is Amazon Goldsands Ltd., hereinafter the “Corporation”.”

6)     Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity
          (NRS 92A.200).

7)     Effective date (optional)**:   June 6, 2008

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Articles of Merger
(PURSUANT TO NRS 92A.200)

a)     Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*.

(if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

Amazon Goldsands Ltd.

Name of merging entity

X  /s/ Daniel Hunter                            .         President                                    May 22, 2008
Signature                                                         Title                                            Date

Name of merging entity

X                                                             .
Signature                                                          Title                                           Date

Name of merging entity

X                                                             .
Signature                                                          Title                                          Date

Name of merging entity

X                                                             .
Signature                                                           Title                                           Date

Finmetal Mining Ltd. t/b/k/a Amazon Goldsands Ltd.

Name of surviving entity

X   /s/  Kenneth Phillippe                          .       Secretary & Treasurer         May 22, 2008
Signature                                                             Title                                       Date

*   The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.